Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

3D Systems Corporation
Rock Hill, South Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-196284) and Form S-8 (No. 333-115642 and No. 333-204305) of 3D Systems Corporation of our reports dated March 14, 2016, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting, which is incorporated by reference in this Annual Report on Form 10-K..

/s/ BDO USA, LLP
BDO USA, LLP
Charlotte, North Carolina
March 14, 2016